EXHIBIT 99.1

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
Spherion Announces Appointment of Barbara Pellow to its Board of Directors
FORT LAUDERDALE, Fla., October 9, 2006 — Spherion Corporation (NYSE: SFN) today announced the appointment of Barbara Pellow to its board of directors, effective immediately. This appointment expands the number of directors from eight to nine.
Pellow is the managing partner of Pellow and Partners, LLC, a New York-based marketing and consulting firm. From April 2004 to February 2006, Pellow was the chief marketing officer of Kodak’s Graphic Communications Group. She also served as senior vice president of marketing at IKON Office Solutions from May 1999 to September 2001. In addition, Pellow has extensive sales and marketing experience with Xerox and IBM. Pellow is currently a member of the board of directors of the not-for-profit Electronic Document Systems Foundation.
Steven S. Elbaum, Spherion’s Chairman, stated that “we are delighted that Barbara Pellow has joined Spherion’s board. She is an experienced executive with substantial strategic and marketing experience and a perspective that will benefit Spherion in the marketplace with both clients and candidates.”
About Spherion
Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing 375,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
For up-to-date career tips and trends, visit Spherion’s career blog, The Big TimeTM, at www.spherion.com/careerblog.
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This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold, may create contractual liabilities associated with indemnifications provided; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our international operations in Canada which could make those operations more costly; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; and Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring charges and stock option expense under FAS No. 123R, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered measures of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.